                              EMPLOYMENT AGREEMENT

                  EMPLOYMENT AGREEMENT, dated as of August 4, 2000, between BOB BINSKY ("Executive") and CABLE LINK, INC., an Ohio corporation ("Employer").

                  In consideration of the mutual covenants hereinafter set forth, the parties hereto hereby agree as follows:

1.  EMPLOYMENT OF EXECUTIVE

                  Employer hereby agrees to employ Executive and Executive hereby agrees to be and remain in the employ of Employer, upon the terms and conditions hereinafter set forth.

2.  EMPLOYMENT PERIOD

                  The term of Executive's employment under this Agreement (the "Employment Period") shall commence as of the date hereof and, subject to earlier termination as provided in Section 5, continue for a period ending on July 31, 2005 (the "Expiration Date") and shall terminate on the Expiration Date or earlier as herein provided.

3.  DUTIES AND RESPONSIBILITIES; INDEMNITY

                  3.1 Scope of Employment. During the Employment Period, Executive shall devote his full attention and expend his best efforts, energies and skills and substantially all of his business time to the performance of his duties hereunder and to advancing the interests of the Company (as hereinafter defined). Executive shall perform such duties as he may reasonably be assigned from time to time by Employer's Board of Directors (the "Board") or its Chief Executive Officer ("CEO"). Executive's principal duties and responsibilities hereunder shall be as set forth in Schedule A. Executive shall report directly to the CEO and shall have the title of Chief Development Officer or such other title as shall be approved by the CEO. Executive shall have such authority, discretion, power and responsibility, and shall be entitled to office, secretarial and administrative and other facilities and conditions of employment, as are customary or appropriate to his position. Executive shall also serve without additional compensation as a director of Employer and as an officer and director of any of its subsidiaries, if so elected or appointed, but if he is not so elected or appointed his compensation hereunder shall in no way be affected. Notwithstanding the foregoing, Executive may continue to serve as a director of PH Group, Inc., The Kahiki Supper Club, Inc. and Regional Reps, Inc, provided that such service as a director shall not conflict in any manner with the performance of Executives' duties and responsibilities under this Agreement (including, without limitation, Section 3 and Section 7). For the avoidance of doubt, it is the intention of the parties that Executive shall be employed hereunder on a "full time" basis and shall conform generally to the policies established by Employer for its executives who report directly to the CEO. As used herein, the term "Company" means Employer and all corporations, associations, companies, partnerships, firms and other enterprises controlled by Employer, and the term "Employer" includes any domestic corporation which owns 90% or more of the outstanding capital stock of Cable Link, Inc.

                  3.2 Indemnity. Executive shall be entitled to the benefit of the indemnification provisions contained on the Closing Date in the articles of incorporation and code of regulations of Employer (not including any amendments or additions that limit or narrow, but including any that add to or broaden, the protection afforded to Executive or an other executive officer or director of Employer by those provisions), to the extent permitted by applicable law at the time of the assertion of any liability against Executive.

4.  COMPENSATION AND RELATED MATTERS

                  4.1 Salary. For all services rendered and required to be rendered by, covenants of, and restrictions imposed on, Executive under this Agreement, Employer shall pay to Executive during and with respect to the Employment Period, and Executive agrees to accept, an annual salary of $250,000 ("Salary"), subject to increase at the discretion of the Board and to decrease but not below $250,000. Salary shall be payable in periodic installments in accordance with Employer's payroll practices applicable generally to its executive employees.

                  4.2 Fixed and Annual Bonuses. (a)In addition to amounts payable to Executive pursuant to other provisions of this Agreement, for each of the two successive 12-month periods that commence as of the date hereof (the "Closing Date") and end on the second anniversary of the Closing Date, Executive shall be entitled to receive as compensation for his services hereunder during each of such periods a fixed bonus of $215,000. Such bonus shall be deemed earned and shall be payable in quarterly installments of $53,750 each on the first day of each three-month period, commencing November 1, 2000.

                  (b) In addition to amounts payable to Executive pursuant to other sections of this Agreement, for each fiscal year of Employer that ends during the Employment Period, Executive shall be entitled to an annual bonus. The amount of Executive's annual bonus shall be equal to a percentage of Salary based on the achievement of EBITDA targets established by the Board under a bonus plan adopted by the Board for executives of Employer. The percentages applicable to Executive under such plan shall be equal to the highest percentage established at each EBITDA achievement level for any executive of Employer reporting directly to the CEO. For purposes hereof, "EBITDA" means Employer's earnings before interest, taxes, depreciation and amortization for Employer's relevant fiscal year.

                  4.3 Other Benefits. (a) During the Employment Period, subject to, and to the extent Executive is eligible under their respective terms, Executive shall be entitled to receive such fringe benefits as are, or are from time to time hereafter, generally provided by Employer to senior executive officers of Employer (other than those provided under or pursuant to separately negotiated individual employment agreements or arrangements and other than as would duplicate benefits otherwise provided to Executive) under any 401(k) plan, medical insurance, disability or other similar plan or program of Employer, other than any group life insurance or other life insurance program (since Executive's entitlement to life insurance is separately provided for in Section 4.4(c). Except as otherwise specified in this Section 4.3, Executive's Salary shall (where applicable) constitute the compensation on the basis of which the amount of Executive's benefits under any such plan or program shall be fixed and determined.

                  (b) Without limitation of the provisions of Section 4.3(a), unless and until Executive's employment shall have been terminated (i) by Employer for cause during or after the Employment Period (in the event that Executive shall continue to be employed by Employer after the Employment Period) or (ii) voluntarily by Executive during the Employment Period, Employer shall in good faith take reasonable steps to cause Executive to be covered under its medical insurance plans, including after Executive's employment ceases and until Executive's death, in the same manner as other executives of Employer reporting directly to the CEO are covered, provided, that Employer's underwriter does not refuse to provide such coverage and Executive bears Employer's costs of such coverage for all periods after such employment ceases;

                  (c) During the Employment Period, subject to Executive's insurability, Employer shall maintain $1 million of ordinary or term life insurance coverage on Executive's life for Executive's benefit, provided, that
(1) Employer shall not be obligated to pay premiums on such coverage in excess of $20,000 per year (and Executive may elect either to pay the balance of such premiums or to accept coverage under such policy or any other life insurance policy obtainable on Executive's life, in either case to the extent of such amount of coverage, not exceeding $1,000,000, as is available for an annual premium of $20,000); (2) the proceeds of such coverage provided by the life insurance policy in effect as of the date hereof shall be applied first to reimburse Employer for the aggregate premiums paid by Employer for such coverage; and (3) all or any of such coverage may, at Employer's option, be provided under one or more group life insurance plans maintained by Employer, in which event the amount of coverage required to be provided pursuant to any other policies shall be limited to the difference between $1,000,000 and the coverage provided under such group plans and the maximum premiums payable by Employer with respect to such other policies shall be the product of $20,000 multiplied by a fraction of which the numerator is such difference and the denominator is $1,000,000.

                  4.4 Expense Reimbursement. Employer shall reimburse Executive for all business expenses reasonably incurred by him in the performance of his duties under this Agreement upon his presentation, not less frequently than monthly, of signed, itemized accounts of such expenditures all in accordance with Employer's procedures and policies as adopted and in effect from time to time and applicable to its senior executive employees. Notwithstanding any provision herein to the contrary (including Section 8.16), in the event of a dispute between Employer and Executive regarding whether an expense incurred by Executive and reported to Employer pursuant to this Section 4.4. qualifies for reimbursement hereunder, such dispute shall be submitted to Employer's auditors whose decision on any such dispute shall be final and binding in all respects on the parties hereto.

                  4.5 Outstanding Options. Employer acknowledges that, as of the date hereof, Executive holds options and warrants to purchase common stock of Employer as described in

Schedule B, subject to adjustment on audit as provided in the Investment Agreement of even date herewith between Employer and A Novo Americas LLC. Employer covenants and agrees that (i) it shall not exercise any right it may have or take any other action to shorten the exercise period of any of such options or warrants by reason of a change of control of Employer attributable to any of the transactions provided for in such Investment Agreement and (ii) in the event that Employer hereafter files a registration statement on Form S-8 pursuant to the Securities Act of 1933, as amended (the "Act") with respect to any stock option plan of Employer, Employer will in good faith use reasonable efforts to include in such registration statement shares of its common stock underlying any options held by Executive at any time prior to the filing of such registration statement (to the extent such shares are then held by Executive or may be issued to Executive upon exercise of any such options which are then outstanding), which are not then eligible for resale pursuant to a currently effective registration statement under the Act or pursuant to Rule 144(k) under the Act

                  4.6 Vacations. Executive shall be entitled to 20 business days vacation during each consecutive 12 months of the Employment Period, which shall be taken at such time or times as shall not unreasonably interfere with Executive's performance of his duties under this Agreement. Vacation not taken within three months after the end of the fiscal year of Employer in which it accrued shall lapse, without payment of additional compensation.

5. TERMINATION OF EMPLOYMENT PERIOD

                  5.1 By Employer. Employer may terminate the Employment Period only "for cause", which termination shall be effective immediately upon written notice from Employer to Executive. Such notice shall specify the cause for termination. For the purposes hereof, "for cause" means:

                      (i) a material breach by Executive of any provision of this Agreement that Executive fails to remedy or cease within 10 days after notice thereof is given by Employer to Executive; provided, however, that if such breach is susceptible of cure but not within such 10-day period and Executive shall have commenced and shall be continuing with reasonable diligence to effect such cure, such period shall be extended for such time as shall be reasonably necessary to enable Executive to cure such breach;

                      (ii) any persistent and recurring failure of Executive after notice and opportunity to cure to follow the reasonable instructions of Employer or to perform his duties hereunder in a reasonably satisfactory manner;

                      (iii) Executive's voluntary termination of his employment;

                      (iv) the conviction by Executive of an act involving moral turpitude or dishonesty, whether or not in connection with Executive's employment hereunder (including, without limitation, the conviction of Executive for any offense that constitutes a felony (including a plea of nolo contendere therefor)); or

                      (v) chronic absenteeism, alcoholism or drug addiction of Executive.

                  5.2 Disability. During the Employment Period, if, solely as a result of physical or mental incapacity or infirmity (other than alcoholism or drug addiction), Executive shall be unable to perform in any material respect his duties under this Agreement for periods aggregating at least 90 days during any period of 12 consecutive months or for any period of 60 consecutive days (each a "Disability Period"), Executive shall be deemed disabled (the "Disability") and Employer, by notice to Executive, shall have the right to terminate the Employment Period for Disability at, as of or after the end of the Disability Period. During the Employment Period, Employer shall provide to Executive disability benefits equivalent to those granted to other executives of Employer reporting directly to the CEO.

                  5.3 Death. The Employment Period shall end on the date of Executive's death. Executive's estate or legal representative shall be paid compensation and benefits as provided in Section 5.4.

                  5.4 Termination Compensation. (a) Except as set forth in
Section 4.3, Section 4.4 or this Section 5.4, Executive shall not be entitled to compensation in respect of any period following the date of termination of the Employment Period pursuant to Section 5.1 or the expiration of the Employment Period.

                  (b) If, prior to the second anniversary of the Closing Date, Employer terminates the Employment Period for any reason other than for cause or the Employment Period is terminated pursuant to Section 5.3, then, in addition to any other rights that Executive may have under this Agreement, (i) the vesting provisions of all of Executive's then outstanding options to purchase capital stock of Employer shall remain in full force and effect until the second anniversary of the Closing Date as if Executive continued to be employed hereunder until such anniversary; and (ii) Executive (or his legal representatives) shall be entitled to exercise such options until the later of the first anniversary of such termination or the second anniversary of the Closing Date.

                  (c) If, prior to the second anniversary of the Closing Date, Employer terminates the Employment Period for any reason (other than pursuant to clause (iv) or clause (v) of Section 5.1) or the Employment Period is terminated pursuant to Section 5.3, then, in addition to any other rights that Executive may have under this Agreement, Executive or his estate shall receive a lump sum payment pursuant to Section 4.2(a) in an amount equal to the aggregate unpaid fixed bonus that would have been payable pursuant to Section 4.2(a) if Executive continued to be employed hereunder until the second anniversary of the Closing Date, provided, however, that, without limitation of Employer's rights and remedies available in the event of any breach by Executive of his obligations under Sections 7.1 and 7.2, any such payment shall be subject to immediate and total forfeiture and return to Employer upon its demand in the event that Executive shall materially breach any of such obligations prior to the second anniversary of the Closing Date.

                  (d) If, prior to the Expiration Date, Executive's employment is terminated pursuant to Section 5.2 or Section 5.3, Executive or Executive's estate or legal representative shall receive the compensation set forth in
Section 4.1 for a period of 60 days following the date Executive's employment was so terminated and a pro rata allocation of the bonus payable for the fiscal year in which such termination occurs (based on the number of days in such fiscal year prior to the day of such termination, plus 60 additional days).

                  (e) Notwithstanding the foregoing, upon termination of the Employment Period for any reason hereunder, Employer shall use reasonable efforts to register under the Act, on Form S-8 or any comparable successor form, shares of its common stock underlying any options held by Executive at any time prior to such termination (to the extent such shares are then held by Executive or may be issued to Executive upon exercise of any such options which are then outstanding), which are not then eligible for resale pursuant to a currently effective registration statement under the Act or pursuant to Rule 144(k) under the Act.

                  (f) In the event of the termination of Executive's employment hereunder for any reason, Executive shall have no obligation to mitigate damages.

6. LOCATION OF EXECUTIVE'S ACTIVITIES

                  Executive's principal place of business for the performance of his duties and obligations under this Agreement shall be in the State of Florida. Executive shall engage in such travel to such other places as may be necessary or appropriate in furtherance of his duties hereunder.

7. EXCLUSIVITY OF SERVICES, CONFIDENTIAL INFORMATION AND RESTRICTIVE COVENANTS

                  7.1 Exclusivity of Services and Restrictions. In consideration of the covenants of Employer contained herein, Executive hereby agrees that, during the Employment Period and, in the event Executive's employment ceases upon expiration of the Employment Period (as it may be extended) or is terminated by Employer pursuant to Section 5.1 or Section 5.2, the Post-Employment Restriction Period (defined below), Executive shall not, directly or indirectly, (a) be or become interested in or associated with or represent or otherwise render assistance or services to or manage, operate, control or engage in (as an officer, director, stockholder, partner, consultant, owner, employee, agent, creditor or otherwise) any business that is then, or which then proposes to become, a competitor of the Company anywhere in the United States, Canada or Mexico; provided, that the foregoing shall not restrict Executive from the ownership, solely as an investment, of securities of any business if such ownership is (i) not as controlling person of such business,
(ii) not as a member of a group that controls such business, and (iii) not as a direct or indirect beneficial owner of 1% or more of any class of securities of such business, (b) induce or seek to influence any employee of (or consultant to) the Company to leave its employ (or terminate such consultancy) or to become financially interested in a similar business, (c) aid a competitor or supplier of the Company in any attempt to hire a person who shall have been employed by, or who was a consultant to, the Company within the one-year period preceding the date of any such aid, or (d) induce or attempt to influence any person who was a customer or supplier to the Company during such period to transact business with a competitor of the Company or not to do business with the Company. For the purposes hereof, "Post-Employment Restriction Period" means the period commencing on the date of termination of Executive's employment hereunder and terminating on the later of (i) the first anniversary of the date of such termination, and (ii) the third anniversary of the date of this Agreement.

                  7.2 Confidential Information. Except in the course of his employment hereunder and in furtherance of the business of the Company, during the Employment Period and at all times thereafter, Executive shall keep secret and retain in strictest confidence, and shall not to the detriment of the Company knowingly use or disclose, directly or indirectly, any confidential information, trade secrets or proprietary data of the Company, including without limitation, any proprietary processes of the Company or any other confidential or non-public information or material concerning the business, affairs, patents, trademarks, service marks, products, suppliers or customers of the Company. Executive shall not be deemed to have violated this Section 7.2 by disclosure of information that at the time of disclosure (a) is publicly available or becomes publicly available through no act or omission of Executive, or (b) is disclosed as required by court order or as otherwise required by law, on condition that notice of the requirement for such disclosure is given to Employer prior to making any disclosure and Executive cooperates as Employer may reasonably request in resisting it. In connection with Executive's obligations pursuant to this Section 7.2, (i) Executive shall keep all papers relating to Company and Executive's responsibilities and duties hereunder at the principal place of business of Employer or at such other place as may be designated by Employer from time to time, and (ii) upon the termination of his employment, Executive will deliver to Employer all documents, papers, records, files, recordings, computer or word processing software and hardware and other material containing confidential material, and will retain no copy, duplicate, summary or description thereof.

                  7.3 Intellectual Property. All copyrights, trademarks, trade names, service marks, inventions, processes and other intangible or intellectual property rights that may be invented, conceived, developed or enhanced by Executive during the term of this Agreement that relate to the business or operations of the Company or that result from any work performed by Executive for the Company shall be the sole property of the Company, and Executive hereby waives any right or interest that he may otherwise have in respect thereof. Upon the reasonable request of Employer, Executive shall execute, acknowledge, deliver and file any instrument or document necessary or appropriate to give effect to this Section 7.3 and do all other acts and things necessary to enable Company to exploit the same or to obtain patents or similar protection with respect thereto.

                  7.4 Disclosure of Restrictions. If Executive shall accept or commence employment with, or agree to provide services to, any person (except a person who is then affiliated with Employer) during the period from the date hereof through the end of the Post-Employment Restriction Period then, and in such event, on or before the date of such acceptance or agreement (and before commencement of employment or the provision of services) Executive shall deliver a copy of this Section 7 to his proposed employer.

                  7.5 Breaches of Provisions. If Executive materially breaches any of the provisions of this Section 7 then, and in any such event, in addition to any other remedies available to Employer, Executive shall not be entitled to compensation or benefits, if any, payable following termination of his employment.

                  7.6 Injunction. Notwithstanding any other provisions of this Agreement, Executive acknowledges and agrees that in the event of a violation or threatened violation of any of the provisions of this Section 7, Employer shall have no adequate remedy at law and shall therefore be entitled to enforce each such provision by temporary or permanent injunctive or mandatory relief obtained in any court of competent jurisdiction without the necessity of proving damage or posting any bond or other security, and without prejudice to any other remedies that may be available at law or in equity.

                  7.7 Notice. Notwithstanding anything to the contrary in this Agreement (and without limiting anything hereinabove provided), if, during the Employment Period or the Post-Employment Restriction Period, Executive obtains
(i) other employment or (ii) engages in his own business or otherwise engages in any business activities for his own benefit or account that compete with or otherwise adversely affect Employer, Executive shall immediately notify Employer of the same, identifying his employer and disclosing his business activity.

8. MISCELLANEOUS

                  8.8 Notices. All notices required or permitted to be given under this Agreement shall be in writing and, except as otherwise expressly provided in this Agreement, shall be deemed to have been duly given if delivered by hand or sent by facsimile (with receipt confirmed), sent via e-mail (with receipt confirmed and provided that the recipient party has previously received, and acknowledged receipt of, an e-mail communication from the sender party), two business days after being sent by registered or certified mail, return receipt requested, or one business day after being sent by overnight courier (such as Federal Express, Express Mail or DHL) addressed as follows (or to such other address as a party may designate by notice to the other in accordance herewith):

                  If to Employer:

                  Cable Link, Inc.
                  280 Cozzins Street
                  Columbus, Ohio 43215
                  Attn: Chief Executive Officer
                  Telecopier No.: (614) 222-0581

                  With a copy to:

                  Kronish Lieb Weiner & Hellman LLP
                  1114 Avenue of the Americas
                  New York, New York 10036
                  Attn: Russell Berman
                  Telecopier No.: (212) 479-6275

                  If to Executive:

                  Bob Binsky
                  20185 East Country Club Drive
                  Apt. 206
                  North Miami Beach, Florida 33180

                  with a copy to:

                  Kenneth J. Warren
                  5920 Cromdale Drive, Ste. 1
                  Dublin, Ohio
                  Telecopier No.: (614) 766-1970

                  8.9 Taxes. Employer is authorized to withhold (from any compensation or benefits payable hereunder to Executive) such amounts for income tax, social security, unemployment compensation and other taxes as shall be necessary in the reasonable judgment of Employer to comply with applicable laws and regulations.

                  8.10 Acknowledgment of Representation by Counsel. Employer and Executive acknowledge that they have been represented by counsel with regard to this Agreement and the subject matter hereof. Each party agrees and acknowledges that he or it has not relied upon any tax advice, legal counsel or business advice provided by any other party.

                  8.11 Headings. All headings in this Agreement are intended solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

                  8.12 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same instrument.

                  8.13 Severability. If any one or more of the provisions contained in this Agreement shall be invalid, illegal or unenforceable in any respect under any applicable law, the validity, legality and enforceability of the remaining provisions contained herein shall not (to the full extent permitted by law) in any way be affected or impaired.

                  8.14 Entire Agreement and Representation. This Agreement contains the entire agreement and understanding between Employer and Executive with respect to the subject matter hereof. This Agreement cannot be modified or terminated except by a written instrument hereafter signed by each of the parties hereto. No representations or warranties of any kind or nature relating to the Company or its business, or relating to the Company's assets, liabilities, operations, future plans or prospects have been made by or on behalf of Employer to Executive. This Agreement supersedes any prior agreement between the parties relating to the subject matter hereof.

                  8.15 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED THEREIN.

                  8.16 DISPUTES. (a) Any controversy, claim or dispute arising out of or relating to this Agreement or the breach, termination, enforceability or validity of this Agreement, including the determination of the scope or applicability of the agreement to arbitrate set forth in this Section 10.10, shall be determined exclusively by binding arbitration in the City of Wilmington, Delaware. The arbitration shall be governed by the rules and procedures of the American Arbitration Association (the "AAA") under its Commercial Arbitration Rules and its Supplementary Procedures for Large, Complex Disputes; provided that persons eligible to be selected as arbitrators shall be limited to attorneys-at-law each of whom (i) is on the AAA's Large, Complex Case Panel or a Center for Public Resources ("CPR") Panel of Distinguished Neutrals, or has professional credentials comparable to those of the attorneys listed on such AAA and CPR Panels and (ii) has actively practiced law (in private or corporate practice or as a member of the judiciary) for at least 15 years in the State of Delaware and/or in the Borough of Manhattan in The City of New York concentrating in either general commercial litigation or general corporate and commercial matters. Any arbitration proceeding shall be before one arbitrator mutually agreed to by the parties to such proceeding (who shall have the credentials set forth above) or, if the parties are unable to agree to the arbitrator within 15 business days of the initiation of the arbitration proceedings, then by the AAA.

                  (b) No provision of, nor the exercise of any rights under, this Section 8.16 shall limit the right of any party to request and obtain from a court of competent jurisdiction in the State of Delaware (which shall have exclusive jurisdiction for purposes of this Section 8.16) before, during or after the pendency of any arbitration, provisional or ancillary remedies and relief including injunctive or mandatory relief or the appointment of a receiver. The institution and maintenance of an action or judicial proceeding for, or pursuit of, provisional or ancillary remedies shall not constitute a waiver of the right of any party, even if it is the plaintiff, to submit the dispute to arbitration if such party would otherwise have such right. Each of the parties hereby submits unconditionally to the exclusive jurisdiction of the state and federal courts located in the State of Delaware for purposes of this provision, waives objection to the venue of any proceeding in any such court or that any such court provides an inconvenient forum and consents to the service of process upon it in connection with any proceeding instituted under this
Section 8.16 in the same manner as provided for the giving of notice under this Agreement.

                  (c) Judgment upon the award rendered may be entered in any court having jurisdiction. The parties hereby expressly consent to the nonexclusive jurisdiction of the state and federal courts situated in the State of Delaware for this purpose and waive objection to the venue of any proceeding in such court or that such court provides an inconvenient forum.

(d) The arbitrator shall have the power to award recovery of all costs (including attorneys' fees, administrative fees, arbitrators' fees and court costs) to the prevailing party. The arbitrator shall not have power, by award or otherwise, to vary any of the provisions of this Agreement.



                            [Signature Page Follows]

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

                                                  CABLE LINK, INC.



                                                  By: /s/ Brenda Castle
                                                     --------------------------
                                                      Brenda Castle, President


                                                  /s/  Bob Binsky
                                                  -----------------------------
                                                  BOB BINSKY

                                   SCHEDULE A

                               Executive's Duties


Executive shall assume responsibility for the Company's growth by:

         (1) identifying strategic merger and acquisition targets and negotiating or assisting in the negotiations for such mergers and acquisitions;

         (2) initiating and exercising reasonable efforts to maintain communications with the top level decision makers of companies engaged in cable equipment manufacturing, and cable TV and direct broadcasting operators, which efforts shall include:
                  (i) identifying and exercising reasonable efforts to establish new major business relationships with such decision makers and
                  (ii) assisting in negotiating, where possible, major sales contracts with such decision makers;

         (3) assessing the potential of the Central American market by identifying prospective customers capable of entering into substantial sales contracts with the Company; and

         (4) for a period of four months after the date of this Agreement, managing the transition to new management and the development of day-to-day operations of the Company's Florida office.